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                                                                   EXHIBIT 3.163

A 234 - Certificate of Incorporation.
Business Corporation [ILLEGIBLE]                                     [ILLEGIBLE]

                         CERTIFICATE OF INCORPORATION OF
                          YONKERS PROPERTY CORPORATION

                UNDER SECTION 402 OF THE BUSINESS CORPORATION LAW

IT IS HEREBY CERTIFIED THAT:

         (1)      THE NAME OF THE PROPOSED CORPORATION IS YONKERS PROPERTY
                  CORPORATION

         (2) THE PURPOSE OR PURPOSES FOR WHICH THIS CORPORATION IS FORMED, ARE AS FOLLOWS, TO WIT:

                           To invest in and hold real property and to perform any actions related there to.

         THE CORPORATION, IN FURTHERANCE OF ITS CORPORATE PURPOSES ABOVE SET FORTH, SHALL HAVE ALL OF THE POWERS ENUMERATED IN SECTION 202 OF THE BUSINESS CORPORATION LAW, SUBJECT TO ANY LIMITATIONS PROVIDED IN THE BUSINESS CORPORATION LAW OR ANY OTHER STATUTE OF THE STATE OF NEW YORK.

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         (3)      The office of the corporation is to be located in the No
                  office in New York (Not required as Section 102 (a) (10) of the Business Corporation Law)

                  of            County of         Bronx       State of New York.

         (4) THE AGGREGATE NUMBER OF SHARES WHICH THE CORPORATION SHALL HAVE THE AUTHORITY TO ISSUE IS

                     10,000,000 at $.01 par value per share

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[ILLEGIBLE] The Secretary of State is designated as agent of the corporation upon whom process Against it may be [ILLEGIBLE]. The post office address to which the Secretary of State shall mail a copy of any process against the corporation served upon him is

                                C. T. Corporation System
                                1633 Broadway
                                New York, NY 10019

         The undersigned incorporator of each of them if there are more than one; is of the age of eighteen years or over.

IN WITNESS WHEREOF, this certificate has been subscribed this 16th day of June 1994 by the undersigned who affirm(s) that the statement made herein are true under the penalties of perjury.

         J. Scott Askew

         2721 N. Central Avenue, Phoenix, Arizona 85005

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           [ILLEGIBLE]
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                          CERTIFICATE OF INCORPORATION

                                       OF

                          YONKERS PROPERTY CORPORATION

                UNDER SECTION 402 OF THE BUSINESS CORPORATION LAW

                         FILED BY: J. Scott Askew

                                    Office and Post Office Address
                                    2721 N. Central Avenue
                                    P. 0. Box 21502
                                    Phoenix, Arizona 85004

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